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                                                                 EXHIBIT 99.(ix)

                              AMENDMENT NUMBER 6 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

      Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services Company on November 1, 1998 (the "Agreement"), The Hartford Focus Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund, The Hartford MidCap Value Fund and The Hartford Value Fund are hereby included as five new Funds. All provisions in the Agreement shall apply to The Hartford Focus Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund, The Hartford MidCap Value Fund and The Hartford Value Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of April, 2001.

                          HARTFORD INVESTMENT FINANCIAL  SERVICES COMPANY

                          By: /s/ Peter W. Cummins
                             ---------------------------------------------------
                                  Peter W. Cummins
                                  Senior Vice President, Sales & Distribution


                          THE HARTFORD MUTUAL FUNDS, INC.
                          on behalf of:
                          The Hartford Focus Fund
                          The Hartford International Capital Appreciation Fund The Hartford International Small Company Fund
                          The Hartford MidCap Value Fund
                          The Hartford Value Fund

                          By: /s/ David M. Znamierowski
                             ---------------------------------------------------
                                  David M. Znamierowski
                                  President